Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm”, “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Senior Securities”, and to the use of our audit report dated March 12, 2014 and our senior securities table audit opinion dated April 2, 2014 in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-195003) and related Prospectus of Garrison Capital Inc.

We also consent to the incorporation by reference therein of our report dated May 3, 2011 with respect to the consolidated financial statements of Garrison Capital Inc. and Subsidiaries for the period from December 17, 2010 (commencement of operations) to December 31, 2010, and the related senior securities tables, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-195003) and related Prospectus of Garrison Capital Inc.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

New York, New York

May 19, 2014